Exhibit 11.1 (a)


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                     for the year ended December 31, 1995


                                                                       Primary          Fully Diluted
                                                                        1995                1995
                                                                        ----                ----
Net income                                                           $14,630,804          $14,630,804
Add back interest on Denver earn out note, tax effected                      ---              283,136
------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                          $14,630,804          $14,913,940
==================================================================================================================
Weighted average number of shares outstanding                         21,868,067           21,868,067

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                          1,444,812            1,444,812

Weighted average shares assumed issued upon
  conversion of earn out note                                                ---              682,402
------------------------------------------------------------------------------------------------------------------
                                                                      23,312,879           23,995,281
Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock options              900,146              594,196
------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common
  stock equivalents outstanding                                       22,412,733           23,401,085
------------------------------------------------------------------------------------------------------------------
Net income per common and common stock equivalent                          $0.65                $0.64
==================================================================================================================

 Exhibit 11.1 (b)


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                     for the year ended December 31, 1996

                                                                       Primary          Fully Diluted
                                                                        1996                1996
                                                                        ----                ----
Net income                                                           $19,290,265          $19,290,265
Add back interest on Denver earn out note, tax effected                      ---              236,787
------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                          $19,290,265          $19,527,052
==================================================================================================================
Weighted average number of shares outstanding                         24,230,156           24,230,156

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                          1,636,300            1,636,300

Weighted average shares assumed issued upon
  conversion of earn out note                                                ---              557,719
------------------------------------------------------------------------------------------------------------------
                                                                      25,866,456           26,424,175
Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock options              798,556              770,311
------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common
  stock equivalents outstanding                                       25,067,900           25,653,864
------------------------------------------------------------------------------------------------------------------
Net income per common and common stock equivalent                          $0.77                $0.76
==================================================================================================================

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